UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               November 08, 2006
                Date of Report (Date of earliest event reported)


                               AUGRID CORPORATION
                 (Name of small business issuer in its charter)

                   NEVADA                             34-1878390
       (State or other jurisdiction of              (IRS Employer
       incorporation or organization)             Identification No.)

                7 North - 6th Street, Vineland, New Jersey 08360

                               Phone 856-205-0856
                           (Issuer's telephone number)
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Item 1.01  Material Change


On or around October 12, 2006, as a direct result of the company's reorganization effort and in a constant effort to remain in compliance MJ Shaheed, President, CEO and Chairman of the Board of the corporation completed all necessary documentation, registration and incorporation, to secure the company's presence for what is established as Augrid Hong Kong Limited. Augrid Hong Kong Limited is registered under Certificate No. 36293009-000-12-05-7 and Registrar, Companies Ordinance No. 1013564.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AUGRID CORPORATION

Date: November 8, 2006
                                  By:  /s/ M. J. Shaheed
                                       --------------------------------
                                       M. J. Shaheed
                                       Chief Executive Officer and
                                       Director